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Exhibit No. 3 - SPECIMEN STOCK CERTIFICATE

           NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
         INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Certificate No.                                               Number of Shares
   --VOID                                                         XXXXXXX

                             REXFORD, INC.

                       Total Authorized Capital
                  100,000,000 Shares of Common Stock
                        Par Value $0.001 Each


This Certifies that ----------SPECIMEN-------------- is the registered holder of --------------------VOID-------------------- Shares, fully paid and nonassessable shares of the Common Stock of REXFORD, INC. transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ----- day of ----------- A.D. 19xx.

/s/----------------------   [Corporate Seal]    /s/-------------------------
Secretary                                       President

Countersigned:

Fidelity Transfer Company
1800 South West Temple, Suite 301
Salt Lake City, Utah  84111
(303) 595-3300
By:----------------------